UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2009
Hawk Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-13797	34-1608156

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Public Square, Suite 1500, Cleveland, Ohio	44114

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (216) 861-3553
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Hawk Corporation (“Hawk”) and its domestic subsidiaries entered into a Credit and Security Agreement, dated June 12, 2009, with KeyBank National Association, as Lender (the “Credit Facility”). The Credit Facility replaces Hawk’s old credit facility which was due to mature on November 1, 2009.
The Credit Facility has a maximum revolving credit commitment of $30.0 million, including a $2.0 million letter of credit subfacility. The Credit Facility will mature on June 11, 2012. Loans made under the Credit Facility will be at interest rates derived either from federal funds rates (“Base Rate Loans”) or Eurodollar rates (“Eurodollar Loans”). The interest rate for Base Rate Loans will be 175 basis points over the higher of (a) the Lender’s prime rate and (b) 0.5% in excess of the Federal Funds Rate. The interest rate for Eurodollar Loans will be 350 basis points over the Eurodollar Rate. The commitment fee is 50 basis points on the unused portion of the Credit Facility.
The Credit Facility is collateralized by a security interest in the cash, accounts receivable, inventory and certain intangible assets of Hawk and its domestic subsidiaries. Hawk pledged the stock of substantially all of its domestic subsidiaries and 65% of the stock of certain of its foreign subsidiaries as collateral.
The Credit Facility requires that Hawk maintain a fixed charge coverage ratio of at least 1.0 to 1.0 measured quarterly on a trailing four quarter basis, although the Lender will test this ratio only if Hawk’s availability falls below $15.0 million. Under the Credit Facility, Hawk may:
•	pay cash dividends on its Class A common stock in an amount up to $5.0 million per year;

•	repurchase its Class A common stock in an amount not to exceed $30 million during the commitment period;

•	repurchase its 8 3/4% Senior Notes due 2014 in an amount not to exceed $30 million during the commitment period; and

•	effect acquisitions subject to certain restrictions in an unlimited amount;
provided that, in all cases there is no event of default and with respect to acquisitions, Hawk’s availability is not less than $15.0 million.
The Credit Facility also requires that Hawk comply with other customary loan covenants, contains customary default provisions that, if triggered, would cause the acceleration of debt incurred under the Credit Facility. Currently, no funds have been borrowed under the Credit Facility.
The foregoing description of the Credit Facility is not complete and is qualified in its entirety by reference to the full and complete terms of the Credit Facility, which is attached to this current report as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure under Item 1.01 of this report is also responsive to Item 2.03 of this report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

10.1
Credit and Security Agreement, dated June 12, 2009, among Hawk Corporation, Friction Products Co., Logan Metal Stampings, Inc., S.K. Wellman Corp., S.K. Wellman Holdings, Inc., Wellman Products Group, Inc. and Wellman Products, LLC, as borrowers, and KeyBank National Association, as Lender

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2009	HAWK CORPORATION

	By:	\s\ Thomas A. Gilbride
Thomas A. Gilbride
Vice President — Finance and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1
Credit and Security Agreement, dated June 12, 2009, among Hawk Corporation, Friction Products Co., Logan Metal Stampings, Inc., S.K. Wellman Corp., S.K. Wellman Holdings, Inc., Wellman Products Group, Inc. and Wellman Products, LLC, as borrowers, and KeyBank National Association, as Lender